UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2005

SRS LABS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	0-21123	33-0714264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2909 Daimler Street Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 442-1070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 22, 2005, Ulrich E. Gottschling entered into an employment letter dated December 21, 2005 with SRS Labs, Inc. (the “Company”).  Pursuant to the terms of the employment letter, the Company hired Mr. Gottschling as its Chief Financial Officer, effective January 2, 2006, his first date of employment.  The employment letter provides that Mr. Gottschling will receive an annual base salary of  $200,000 and be eligible to participate in the Company’s insurance benefit plans, the executive bonus plan, the profit sharing plan and the 401(k) plan.  Mr. Gottschling’s employment is “at will” and may be terminated at any time for any reason with or without notice.  Consistent with the terms of the employment letter and pursuant to the Company’s  Amended and Restated 1996 Long-Term Incentive Plan, as amended (the “Incentive Plan”), and the related form of Nonqualified Stock Option Agreement, each of which have been previously filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Mr. Gottschling will be granted an option to purchase 100,000 shares of the Company’s common stock at a per share exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant.  The Nonqualified Stock Option Agreement will include a provision (not set forth in the form of Nonqualified Stock Option Agreement previously filed) that in the event of an accelerated vesting of options pursuant to the Incentive Plan or another Company plan during the first six months of employment, the amount of one-third of the granted options shall be subject to accelerated vesting and after such six month period all granted options shall be subject to accelerated vesting.  The foregoing description of the employment letter does not purport to be complete and is qualified in its entirety by reference to the employment letter. A copy of the employment letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby  incorporated by reference herein.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 22, 2005, Ulrich E. Gottschling accepted the position as Chief Financial Officer of the Company, effective January 2, 2006, his first day of employment.  On December 28, 2005, the Board of Directors of the Company appointed Mr. Gottschling as Chief Financial Officer, Secretary and Treasurer of the Company and designated him as the “principal financial officer” and “principal accounting officer” of the Company for purposes of all filings with the SEC under the Securities Act of 1933, as amended, and the Exchange Act, such appointments and designation, in each case, effective January 2, 2006.

Mr. Gottschling, age 47, has served as Chief Financial Officer of Valor Computerized Systems, Inc., a software company offering integrated solutions from design-through-manufacturing to the electronics supply chain (“VCS”), since July 1999 and Vice President of Operations of VCS since July 2000.  Mr. Gottschling also served as Chief Financial Officer and a member of the Board (since January 2000) and President (since September 2002) of E4ENet.com, an affiliated company of VCS which offers business-to-business collaboration technology.  Prior to that, Mr. Gottschling served as Chief Operating Officer of Meyer Properties, LP, a holding company with subsidiary operations in real estate, pharmaceutical research, ranching and investing, and President and Chief Operating Officer of Sound Source Interactive, Inc., an interactive software company.  Earlier in his career, Mr. Gottschling held positions with public accounting firms working in the audit and financial consulting areas.

By accepting the position of Chief Financial Officer on December 22, 2005, Mr. Gottschling accepted the terms set forth in an employment letter dated December 21, 2005.  A description of the terms of the employment letter is set forth in Item 1.01 of this Current Report on Form 8-K and the disclosure set forth in Item 1.01 is hereby incorporated by reference into this Item 5.02.  A copy of the employment letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On December 22, 2005, the Company informed Janet Biski, the current Chief Financial Officer, Secretary and Treasurer of the Company and the designated “principal financial officer” and “principal accounting officer” of the Company, that Mr. Gottschling would assume her duties and responsibilities as Chief Financial Officer, Secretary, Treasurer, “principal financial officer” and “principal accounting officer” of the Company, effective January 2, 2006 and that, effective on January 2, 2006, Ms. Biski would continue to serve as an officer of the Company as a Vice President, reporting to the Company’s Chief Executive Officer.

On December 29, 2005, the Company issued a press release announcing the appointment of Mr. Gottschling and the new officer designation for Ms. Biski in the Company.  A copy of that press release is attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Employment Letter Agreement dated December 21, 2005 between SRS Labs, Inc. and Ulrich E. Gottschling.
99.2	Press Release dated December 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRS LABS, INC.,
a Delaware corporation

Date: December 29, 2005	By:	/S/ Thomas C.K. Yuen
Thomas C.K. Yuen
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Employment Letter Agreement dated December 21, 2005 between SRS Labs, Inc. and Ulrich E. Gottschling.
99.2	Press Release dated December 29, 2005.